Exhibit 4(c)

MAXIMUM ANNIVERSARY VALUE OPTIONAL
DEATH BENEFIT ENDORSEMENT

This Endorsement is made a part of, and subject to, the other terms and conditions of the Contract to which it is attached.

This Endorsement modifies the AMOUNT OF DEATH BENEFIT under the DEATH OF OWNER BEFORE THE ANNUITY DATE in the Contract.

The following are added under the DEFINITIONS section of the Contract:

NET PURCHASE PAYMENT
The sum of all Purchase Payments, reduced proportionately on the date of each partial withdrawal by the percentage at which the Contract Value is reduced by such withdrawal (including any charges applicable to the withdrawal).

AMOUNT OF DEATH BENEFIT
If, upon the death of the Owner and prior to the Annuity Date, the Owner has not attained age 90, the amount of the Death Benefit will be as described under the Maximum Anniversary Value Optional Death Benefit. If the deceased Owner has attained age 90, then the Death Benefit will be the Contract Value. This Death Benefit option cannot be changed or terminated.

Maximum Anniversary Value Optional Death Benefit
As of the date We receive Your Due Proof of Death and prior to the Owner attaining age 90, the Death Benefit will be the greatest of:

(a)	Net Purchase Payments; or

(b)	Contract Value; or

(c)	The Maximum Anniversary Value.

We will calculate the Maximum Anniversary Value, by determining the Contract Value for each Contract anniversary prior to the Owner’s 81st birthday. An anniversary value is equal to the Contract Value at a Contract anniversary increased by the dollar amount of any Purchase Payment(s) made since that anniversary and reduced for any partial withdrawals since that anniversary (and any charges applicable to such withdrawals) in the same proportion that the Contract Value was reduced on the date of such withdrawal. If any of those anniversary values is greater than Your Contract Value, You will receive that amount as the Maximum Anniversary Value.

Maximum Anniversary Optional Death Benefit Charge
On an annual basis, this charge equals [0.20%] of Your average daily ending value of the assets attributable to the Accumulation Units of the Subaccount(s) to which the Contract is allocated. We deduct this charge daily. This charge is in addition to the charges in Your Contract.

1

Signed for the Company to be effective on the Contract Date.

ANCHOR NATIONAL LIFE INSURANCE COMPANY

/s/ CHRISTINE A. NIXON	/s/ JANA W. GREER
Christine A. Nixon Secretary	Jana W. Greer President

2

MAXIMUM ANNIVERSARY VALUE OPTIONAL
DEATH BENEFIT ENDORSEMENT

This Endorsement is made a part of, and subject to, the other terms and conditions of the Certificate to which it is attached.

This Endorsement modifies the AMOUNT OF DEATH BENEFIT under the DEATH OF PARTICIPANT BEFORE THE ANNUITY DATE in the Certificate.

The following are added under the DEFINITIONS section of the Certificate:

NET PURCHASE PAYMENT
The sum of all Purchase Payments, reduced proportionately on the date of each partial withdrawal by the percentage at which the Certificate Value is reduced by such withdrawal (including any charges applicable to the withdrawal).

AMOUNT OF DEATH BENEFIT
If, upon the death of the Participant and prior to the Annuity Date, the Participant has not attained age 90, the amount of the Death Benefit will be as described under the Maximum Anniversary Value Optional Death Benefit. If the deceased Participant has attained age 90, then the Death Benefit will be the Certificate Value. This Death Benefit option cannot be changed or terminated.

Maximum Anniversary Value Optional Death Benefit
As of the date We receive Your Due Proof of Death and prior to the Participant attaining age 90, the Death Benefit will be the greatest of:

(a)	Net Purchase Payments; or

(b)	Certificate Value; or

(c)	The Maximum Anniversary Value.

We will calculate the Maximum Anniversary Value, by determining the Certificate Value for each Certificate anniversary prior to the Participant’s 81st birthday. An anniversary value is equal to the Certificate Value at a Certificate anniversary increased by the dollar amount of any Purchase Payment(s) made since that anniversary and reduced for any partial withdrawals since that anniversary (and any charges applicable to such withdrawals) in the same proportion that the Certificate Value was reduced on the date of such withdrawal. If any of those anniversary values is greater than Your Certificate Value, You will receive that amount as the Maximum Anniversary Value.

Maximum Anniversary Optional Death Benefit Charge
On an annual basis, this charge equals [0.20%] of Your average daily ending value of the assets attributable to the Accumulation Units of the Subaccount(s) to which the Certificate is allocated. We deduct this charge daily. This charge is in addition to the charges in Your Certificate.

1

Signed for the Company to be effective on the Certificate Date.

ANCHOR NATIONAL LIFE INSURANCE COMPANY

/s/ CHRISTINE A. NIXON	/s/ JANA W. GREER
Christine A. Nixon Secretary	Jana W. Greer President

2

PURCHASE PAYMENT ACCUMULATION
OPTIONAL DEATH BENEFIT ENDORSEMENT

This Endorsement is made a part of, and subject to, the other terms and conditions of the Contract to which it is attached.

This Endorsement modifies the AMOUNT OF DEATH BENEFIT under the DEATH OF OWNER BEFORE THE ANNUITY DATE in the Contract.

Purchase Payment Accumulation Optional Death Benefit Charge
On an annualized basis, this charge equals [0.20%] of Your average daily ending value of the assets attributable to the Accumulation Units of the Subaccount(s) to which the Contract is allocated. We deduct this charge daily. This charge is in addition to the charges in Your Contract.

Purchase Payment Accumulation Optional Death Benefit
As of the date We receive Your Due Proof of Death, the Death Benefit will be the greatest of:

(a)	The Contract Value; or

(b)
Purchase Payment(s) reduced for any partial withdrawals (and any charges applicable to such withdrawals), in the same proportion that the Contract Value was reduced on the date of such withdrawal, compounded at [4%] interest to date of death, plus any Purchase Payment(s) recorded after the date of death; and reduced for any partial withdrawals (and any charges applicable to such withdrawals) in the same proportion that the Contract Value was reduced on the date of such withdrawal recorded after the date of Death; or

(c)
The Contract Value at the seventh Contract anniversary, plus any subsequent Purchase Payments, reduced for any subsequent withdrawals (and any charges applicable to such withdrawals) in the same proportion that the Contract Value was reduced on the date of such withdrawal, compounded until the date of death at [4%] interest, plus any Purchase Payments recorded after the date of death; and reduced for any withdrawals (and any charges applicable to such withdrawals) in the same proportion that the Contract Value was reduced on the date of such withdrawal recorded after date of death.

If the Owner was age 70 or older on the Contract Date, both (b) and (c) above will be compounded at 3%, rather than 4%. If the death benefit is paid on the death of an Owner who was not originally named in the application and was age 70 or older on the Contract Date, both (b) and (c) above will be compounded at 3%, rather than 4%.

Once elected, this Purchase Payment Accumulation Optional Death Benefit cannot be changed or terminated.

1

Signed for the Company to be effective on the Contract Date.

ANCHOR NATIONAL LIFE INSURANCE COMPANY

/s/ CHRISTINE A. NIXON	/s/ JANA W. GREER
Christine A. Nixon Secretary	Jana W. Greer President

2

PURCHASE PAYMENT ACCUMULATION
OPTIONAL DEATH BENEFIT ENDORSEMENT

This Endorsement is made a part of, and subject to, the other terms and conditions of the Certificate to which it is attached.

This Endorsement modifies the AMOUNT OF DEATH BENEFIT under the DEATH OF PARTICIPANT BEFORE THE ANNUITY DATE in the Certificate.

Purchase Payment Accumulation Optional Death Benefit Charge
On an annualized basis, this charge equals [0.20%] of Your average daily ending value of the assets attributable to the Accumulation Units of the Subaccount(s) to which the Certificate is allocated. We deduct this charge daily. This charge is in addition to the charges in Your Certificate.

Purchase Payment Accumulation Optional Death Benefit
As of the date We receive Your Due Proof of Death, the Death Benefit will be the greatest of:

(a)	The Certificate Value; or

(b)
Purchase Payment(s) reduced for any partial withdrawals (and any charges applicable to such withdrawals), in the same proportion that the Certificate Value was reduced on the date of such withdrawal, compounded at [4%] interest to date of death, plus any Purchase Payment(s) recorded after the date of death; and reduced for any partial withdrawals (and any charges applicable to such withdrawals) in the same proportion that the Certificate Value was reduced on the date of such withdrawal recorded after the date of Death; or

(c)
The Certificate Value at the seventh Certificate anniversary, plus any subsequent Purchase Payments, reduced for any subsequent withdrawals (and any charges applicable to such withdrawals) in the same proportion that the Certificate Value was reduced on the date of such withdrawal, compounded until the date of death at [4%] interest, plus any Purchase Payments recorded after the date of death; and reduced for any withdrawals (and any charges applicable to such withdrawals) in the same proportion that the Certificate Value was reduced on the date of such withdrawal recorded after date of death.

If the Participant was age 70 or older on the Certificate Date, both (b) and (c) above will be compounded at 3%, rather than 4%. If the death benefit is paid on the death of a Participant who was not originally named in the application and was age 70 or older on the Certificate Date, both (b) and (c) above will be compounded at 3%, rather than 4%.

Once elected, this Purchase Payment Accumulation Optional Death Benefit cannot be changed or terminated.

1

Signed for the Company to be effective on the Certificate Date.

ANCHOR NATIONAL LIFE INSURANCE COMPANY

/s/ CHRISTINE A. NIXON	/s/ JANA W. GREER
Christine A. Nixon Secretary	Jana W. Greer President

2